                                                               EXHIBIT 25(a)


                                     FORM T - 1

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                         STATEMENT OF ELIGIBILITY UNDER THE
                    TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                            DESIGNATED TO ACT AS TRUSTEE

     Check if an application to determine eligibility of a trustee pursuant to
     Section 305(b)(2)



                                THE BANK OF NEW YORK
                (Exact name of trustee as specified in its charter)

           NEW YORK                                 13-5160382
     (State of Incorporation if                   (I.R.S. Employer
     not a U.S. national bank)                    Identification Number)

           48 WALL STREET                           10286
          NEW YORK, NEW YORK                      (Zip Code)
     (Address of principal executive offices)



                             PROTECTIVE LIFE CORPORATION
                 (Exact name of obligor as specified in its charter)

          DELAWARE                                  95-2492236
     (State or other jurisdiction of              (I.R.S. Employer
     Incorporation or organization)               Identification Number)

     2801 HIGHWAY 280 SOUTH
     BIRMINGHAM, ALABAMA                            35223
     (Address of principal executive offices)     (Zip code)


                                   DEBT SECURITIES
                         (Title of the indenture securities)

ITEM 1.   GENERAL INFORMATION.

          Furnish the following information as to the trustee -

          (a) Name and address of each examining or supervising authority to which it is subject.

          Superintendent of Banks of the State of New York, 2 Rector St.,
               New York, NY 10006
          Federal Reserve Bank of New York, 33 Liberty Plaza, New York, NY 10045 Federal Deposit Insurance Corporation, Washington, D.C. 20429
          New York Clearing House Association, New York, NY 10005

          (b) Whether it is authorized to exercise corporate trust powers.

          Yes.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

ITEM 3.   VOTING SECURITIES OF THE TRUSTEE.

          Not applicable.

ITEM 4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

          Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

          Not applicable.

ITEM 6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
          OFFICIALS.

          Not applicable.

ITEM 7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
          OFFICIALS.

          Not applicable.

ITEM 8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

          Not applicable.

ITEM 9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

          Not applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

          Not applicable.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OF MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

          Not applicable.

ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

          Not applicable.

ITEM 13.  DEFAULTS BY THE OBLIGOR.

          Not applicable.

ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

          Not applicable.

ITEM 15.  FOREIGN TRUSTEE.

          Not applicable.

ITEM 16.  LIST OF EXHIBITS.

          List below all exhibits filed as a part of this statement of eligibility. Exhibits identified in parenthesis below, already on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

          1. A copy of the Organization Certificate of the Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637).

          2.   See Exhibit 1 to Form T-1.

          3.   See Exhibit 1 to Form T-1.

          4. A copy of the existing bylaws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

          5.   Not applicable.

          6.   Consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee as of the close of business on March 31, 1999, published pursuant to the requirements of the Comptroller of the Currency.

          8.   Not applicable.

          9.   Not applicable.

                                      SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham, State of Alabama on the 26th day of May, 1999.

                         THE BANK OF NEW YORK

                         By: The Bank of New York Trust Company of Florida, N.A., as Agent



                         BY:         /s/ Charles S. Northen, IV
                            -----------------------------------------
                              Charles S. Northen, IV
                              Vice President

                                      EXHIBIT 6


                                  CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, in connection with the proposed issue of DEBT SECURITIES by Protective Life Corporation, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request thereof.

     Dated May 26, 1999.

                         THE BANK OF NEW YORK

                         By: The Bank of New York Trust Company of Florida, N.A. as Agent

                         By:        /s/ Charles S. Northen, IV
                            --------------------------------------------
                              Charles S. Northen, IV
                              Vice President

                                      EXHIBIT 7



                         Consolidated Report of Condition of
                                 THE BANK OF NEW YORK
                       of One Wall Street, New York, N.Y. 10286
                        And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
ASSETS                                                              in Thousands
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin  . . . . . . . .   $  4,508,742
   Interest-bearing balances . . . . . . . . . . . . . . . . . . . . .      4,425,071
Securities:
   Held-to-maturity securities . . . . . . . . . . . . . . . . . . . .        836,304
   Available-for-sale securities . . . . . . . . . . . . . . . . . . .      4,047,851
Federal funds sold and Securities
   purchased under agreements to resell  . . . . . . . . . . . . . . .      1,743,269
Loans and lease financing receivables:
   Loans and leases, net of unearned income. . . .      39,349,679
   LESS: Allowance for loan and lease losses . . .         603,025
   LESS: Allocated transfer risk reserve . . . . .          15,906
   Loans and leases, net of unearned income,
       allowance, and reserve  . . . . . . . . . . . . . . . . . . . .     38,730,748
Trading Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,571,372
Premises and fixed assets (including capitalized leases) . . . . . . .        685,674
Other real estate owned  . . . . . . . . . . . . . . . . . . . . . . .         10,331
Investments in unconsolidated subsidiaries and associated companies  .        182,449
Customers' liability to this bank on acceptances outstanding . . . . .      1,184,822
Intangible assets  . . . . . . . . . . . . . . . . . . . . . . . . . .      1,129,636
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,632,309
                                                                         ------------
Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $61,688,578
                                                                         ------------
                                                                         ------------

                                                          CONTINUED ON NEXT PAGE



                                                                  Dollar Amounts
LIABILITIES                                                         in Thousands
Deposits:
   In domestic offices . . . . . . . . . . . . . . . . . . . . . .        $25,731,036
   Noninterest-bearing . . . . . . . . . . . .     10,252,589
   Interest-bearing  . . . . . . . . . . . . .     15,478,447
   In foreign offices, Edge and Agreement
       subsidiaries and IBFs . . . . . . . . . . . . . . . . . . .         18,756,302
   Noninterest-bearing   . . . . . . . . . . .        111,386
   Interest-bearing  . . . . . . . . . . . . .     18,644,916
Federal funds purchased and Securities sold
       under agreements to repurchase  . . . . . . . . . . . . . .          3,276,362
Demand notes issued to the U.S. Treasury . . . . . . . . . . . . .            230,671
Trading liabilities  . . . . . . . . . . . . . . . . . . . . . . .          1,554,493
Other borrowed money:
   With remaining maturity of one year or less . . . . . . . . . .          1,154,502
   With remaining maturity of more than
       one year through three years  . . . . . . . . . . . . . . .                465
   With remaining maturity of more than three years  . . . . . . .             31,080
Bank's liability on acceptances executed and outstanding . . . . .          1,185,364
Subordinated notes and debentures  . . . . . . . . . . . . . . . .          1,308,000
Other liabilities  . . . . . . . . . . . . . . . . . . . . . . . .          2,743,590
                                                                        -------------
Total Liabilities  . . . . . . . . . . . . . . . . . . . . . . . .         55,971,865
                                                                        -------------

EQUITY CAPITAL
Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,135,284
Surplus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            764,443
Undivided profits and capital reserves . . . . . . . . . . . . . .          3,807,697
Net unrealized holding gains (losses) on available-for-sale securities         44,106
Cumulative foreign currency translation adjustments  . . . . . . .       (    34,817)
                                                                        -------------
Total equity capital . . . . . . . . . . . . . . . . . . . . . . .          5,716,713
                                                                        -------------
Total liabilities and equity capital . . . . . . . . . . . . . . .        $61,688,578
                                                                        -------------
                                                                        -------------

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                                Thomas J. Mastro

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

     Thomas A. Renyi     )

     Alan R. Griffith    )  Directors
     Gerald L. Hassell   )